UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011
___________

FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

An annual meeting of shareholders of First National Corporation (the Company) was held on May 10, 2011 for the purpose of considering and acting upon the following matters:

(1)	The election of 10 directors to serve for a term of one year;

(2)	The approval of a non-binding advisory resolution approving the compensation of executive officers;

(3)	The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

The final voting results for each proposal, including the votes for and against, and any withheld or broker non-votes, are described below.

Proposal 1 – Election of Directors

The Company’s shareholders elected all 10 nominees for director.  For each nominee, the votes cast for and against, as well as the withheld and broker non-votes, were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Douglas C. Arthur	1,949,140	57,732	261,022
Dr. Byron A. Brill	1,953,098	53,774	261,022
Elizabeth H. Cottrell	1,951,412	55,460	261,022
Dr. James A. Davis	1,951,188	55,684	261,022
Christopher E. French	1,953,148	53,724	261,022
John K. Marlow	1,953,140	53,732	261,022
W. Allen Nicholls	1,947,056	59,816	261,022
Henry L. Shirkey	1,951,460	55,412	261,022
Gerald F. Smith, Jr.	1,951,202	55,670	261,022
James R. Wilkins, III	1,951,202	55,670	261,022

Proposal 2 – Non-Binding Vote on Executive Compensation

The Company’s shareholders approved the advisory vote on the compensation of the Company’s executive officers named in the proxy statement for the 2011 annual meeting of shareholders.  The votes cast for and against this proposal, as well as the votes withheld, were as follows:

For	Against	Withheld	Broker Non-Votes
1,893,139	94,121	19,612	261,022

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders approved the ratification of the Audit and Compliance Committee’s selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  The votes cast for and against this proposal, as well as the votes withheld, were as follows:

For	Against	Withheld	Broker Non-Votes
2,238,591	7,282	22,021	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION
(Registrant)

Date: May 11, 2011	By:	/s/ M. Shane Bell
M. Shane Bell
Executive Vice President
and Chief Financial Officer